EXHIBIT 24.1

	POWER OF ATTORNEY

	Each person whose signature appears below constitutes and appoints Michael W.J. Smurfit, Richard W. Graham, and Patrick J. Moore, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign Annual Reports on Form 10-K and all required interim reports and to file the same, with all exhibits thereto, and other documents in connection therewith, regarding Jefferson Smurfit Corporation, a Delaware corporation, and JSCE, Inc., a Delaware corporation with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Signature	                 Title


/s/ Michael W.J. Smurfit            	Chairman of the Board
    Michael W.J. Smurfit	            and Director

/s/ Richard W. Graham               	President, Chief Executive
    Richard W. Graham	Officer        and Director
                                   		(Principal Executive Officer)

/s/ Patrick J. Moore                	Vice President and Chief
    Patrick J. Moore	               	Financial Officer
                                   		(Principal Accounting Officer)
                                  		 and (Principal Financial
                                   		Officer)

/s/ Leigh J. Abramson               	Director
    Leigh J. Abramson

/s/ Alan E. Goldberg                 Director
    Alan E. Goldberg

/s/ Michael C. Hoffman               Director
    Michael C. Hoffman

/s/ Michael M. Janson                Director
    Michael M. Janson

/s/ G. Thompson Hutton              	Director
    G. Thompson Hutton

/s/ Howard E. Kilroy                	Director
    Howard E. Kilroy

/s/ James E. Terrill                	Director
    James E. Terrill

/s/ Thomas A. Reynolds, III         	Director
    Thomas A. Reynolds, III


Date: February 27, 1998